EXHIBIT 99.7

                 RAYTHEON SALARIED SAVINGS AND INVESTMENT PLAN

                              FINANCIAL STATEMENTS
                          TO ACCOMPANY 1997 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                              UNDER ERISA OF 1974

           FOR THE PERIOD FROM DECEMBER 17, 1997 TO DECEMBER 31, 1997


          The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, detailed financial information, including the supplemental schedules, must be filed separately with the Department of Labor by the plan administrator.


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Raytheon Company:

          We have audited the accompanying statement of net assets available for plan benefits of the Raytheon Salaried Savings and Investment Plan (the "Plan") as of December 31, 1997, and the related statement of changes in net assets available for plan benefits for the period from December 17, 1997 to December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997, and the changes in net assets available for plan benefits for the period from December 17, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.


Coopers & Lybrand LLP

Boston, Massachusetts
May 29, 1998

                 RAYTHEON SALARIED SAVINGS AND INVESTMENT PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                            as of December 31, 1997


Assets:
  Master trust investments:
     At contract value (Notes B, E and G)                 $  126,113
     At fair value (Notes B, F and G)                      3,228,259
                                                           ---------
                                                           3,354,372
                                                           ---------
  Receivables:
     Accrued investment income and other receivables           8,765

  Cash and cash equivalents                                   24,181
                                                           ---------
          Total assets                                     3,387,318
                                                           ---------
Liabilities:
   Payable for outstanding purchases                           9,147
   Accrued expenses and other payables                         3,010
                                                           ---------
          Total liabilities                                   12,157
                                                           ---------
Net assets available for plan benefits                    $3,375,161
                                                          ==========

The accompanying notes are an integral part of the financial statements.

                 RAYTHEON SALARIED SAVINGS AND INVESTMENT PLAN

                STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR
                                 PLAN BENEFITS

           for the period from December 17, 1997 to December 31, 1997


Additions to net assets attributable to:
   Investment income (Notes B, E and G):
     Net appreciation of investments                  $   69,196
     Interest                                              1,407
     Dividends                                            16,039
                                                      ----------
                                                          86,642
                                                      ----------
  Contributions and deferrals:
    Employee deferrals                                 2,300,458
    Employer contributions                               988,061
                                                      ----------
                                                       3,288,519
                                                      ----------
          Total additions                              3,375,161
                                                      ----------
Increase in net assets                                 3,375,161

Net assets available for plan
     benefits, beginning of year                            --
                                                      ----------
Net assets available for plan
     benefits, end of year                            $3,375,161
                                                      ==========

The accompanying notes are an integral part of the financial statements.

                                       4
A.      Description of Plan:

General

          The following description of the Raytheon Salaried Savings and Investment Plan (the "Plan") provides only general information. Participants should refer to the plan document for a complete description of the Plan's provisions. The Plan, which was established on December 17, 1997, is a defined contribution plan covering certain employees of Raytheon Company (the "Company"). Effective December 17, 1997, employees assumed in connection with the merger of the defense business of Hughes Electronics Corporation with the Company, that participated in the Hughes Salaried Employees' Thrift and Savings Plan, became eligible to participate in the Plan. Participants have the option to rollover amounts accumulated in plans sponsored by the defense business of Hughes Electronics Corporation to the plan. The option to make a rollover election will extend until December 1, 1998. Upon election, amounts will be rolled over into funds selected by the participant. As of December 31, 1997, no rollovers had been made; however, the ultimate amount to be transferred under this option cannot be estimated at this time. To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short- and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          The Plan's investments are held in the Raytheon Company Master Trust for defined contribution plans (the "Master Trust") with the assets of other defined contribution plans of Raytheon Company and subsidiaries. The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

          Investment income and administrative expenses relating to the Master Trust are allocated to the individual plan based upon average monthly balances invested by each plan.

Contributions and Deferrals

          Eligible employees are allowed to defer to the Plan up to 12% of their salaries. The Company contributes amounts equal to 100% of each participant's deferral, up to a maximum of 4% of the participant's salary. The contributions are invested in Raytheon Company common stock for two full plan years following the plan year for which the contributions are made, and are then allocated to participants' accounts. As of December 31, 1997, the annual employee deferral for a participant cannot exceed $9,500. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of seven funds: (a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Class B common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments, (f) the Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. Dividends and distributions from investments of the Equity Fund, the Raytheon Common Stock Fund, the Stock Index Fund, the Balanced Fund, the Magellan Fund and the Blue Chip Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

Participant Accounts

          Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

Vesting

          Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the plan. Vesting generally occurs upon the earliest of the completion of five years of service or three years of Plan participation, or upon retirement, death, disability, or attainment of normal retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

Distributions to Participants

          A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59-1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65. There were no distributions to participants during the year.

Loans to Participants

          A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to 5 years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

Administrative Expenses

          Substantially all expenses of administering the Plan are paid by the plan participants.

B.      Summary of Significant Accounting Policies:

        The accompanying financial statements are prepared on the accrual basis of accounting.

          The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates. Because the investment contracts are fully benefit-responsive, contract values approximate fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

          Security transactions are recorded on trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

          The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

          Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

          Benefits are recorded when paid.

          The preparation of the financial statements in conformity with generally accepted accounting principles requires the plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the change in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

          The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.      Federal Income Tax Status:

          Given that the Plan was established effective December 17, 1997, the Plan has not received a tax determination letter to date. Raytheon Company has submitted an application with the Internal Revenue Service under the 401(b) regulation of the Internal Revenue Code and expects to receive the determination letter by December 31, 1998. The Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.      Plan Termination:

          Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, amounts in participants' accounts will be distributed in a single lump sum; if the participant does not consent to an immediate distribution, the amount can be transferred to another defined contribution plan sponsored by the Company.

E.      Investment Contracts:

          The Plan invests in collateralized fixed income investment portfolios (with no expiration date), three of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                                         Annualized
                                                          Average    Credited
                                                           Yield   Interest Rate

For the year ended December 31, 1997:
     Bankers Trust (WBS 92-485)                            6.95%       6.95%
     Metropolitan Life Insurance Company (GIC GA-12908)    6.86%       6.86%
     Metropolitan Life Insurance Company (GIC GA-13659)    6.43%       6.43%
     Prudential Asset Management Company (GIC 917163-001)  6.99%       6.99%

          The contract values are subject to limitations in certain situations including large workforce reductions and plan termination.

          In the financial statements, the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

F.      Related Party Transactions:

          In accordance with the provisions of the Plan, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Class B common stock. These transactions are performed on the Master Trust level. For the Master Trust, purchases amounted to $200,689,057 and sales amounted to $102,165,608 for the year ended December 31, 1997.

G.      Fund Data:

          The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                                                             Non-Participant
                                                         Participant-Directed                                    Directed

                                        Fixed               Raytheon   Stock                                     Raytheon
                                        Income    Equity     Common    Index   Balanced  Magellan    Blue Chip    Common
                                        Fund       Fund   Stock Fund   Fund     Fund       Fund        Fund      Stock Fund   Total

Assets:
  Master trust investments:
    At contract value:
      Bankers Trust                    $ 47,101                                                                           $   47,101
      Prudential Insurance
        Company of America               29,215                                                                               29,215
      Metropolitan Life
        Insurance Company                49,797                                                                               49,797

    At fair value:
      Fidelity Equity Income Fund*               $534,021                                                                    534,021
      Raytheon Company Common Stock*                       $ 92,888                                           $ 983,125    1,076,013
      BT Pyramid Equity Index Fund*                                  $353,515                                                353,515
      Fidelity Balanced Fund*                                                  $236,387                                      236,387
      Fidelity Magellan Fund*                                                            $616,257                            616,257
      Fidelity Blue Chip Fund*                                                                     $412,066                  412,066
                                       --------  --------   -------  --------  --------  --------  --------   ---------   ----------
          Total investments             126,113   534,021    92,888   353,515   236,387   616,257   412,066     983,125    3,354,372
                                       --------  --------   -------  --------  --------  --------  --------   ---------   ----------
  Receivables:
    Accrued investment income and
      other receivables                                         684       846                                      7,235       8,765

Cash and cash equivalents                 1,239               1,681     3,469                                     17,792      24,181
                                       --------  --------   -------  --------  --------  --------  --------   ----------  ----------
          Total assets                  127,352   534,021    95,253   357,830   236,387   616,257   412,066    1,008,152   3,387,318
                                       --------  --------   -------  --------  --------  --------  --------   ---------  ----------
Liabilities:
  Payable for security purchases                                790                                               8,357        9,147
  Accrued expenses and other payables                           184       874                                     1,952        3,010
                                       --------  --------   -------  --------  --------  --------  --------    --------   ----------
          Total liabilities                                     974       874                                    10,309       12,157
                                       --------  --------   -------  --------  --------  --------  --------    --------   ----------

Net assets available for plan
    benefits                            $127,352  $534,021  $ 94,279  $356,956  $236,387  $616,257  $412,066  $ 997,843  $3,375,161
                                        ========  ========  ========  ========  ========  ========  ========  =========  ==========

*Represents more than 5% of net assets available for plan benefits

          The following is a summary of changes in net assets available for plan benefits by fund for the period from December 17, 1997 to December 31, 1997:

                                                                                                        Non-Participant
                                                       Participant-Directed                                Directed

                                Fixed                Raytheon   Stock                                       Raytheon
                                Income     Equity     Common    Index      Balanced  Magellan    Blue Chip   Common
                                 Fund       Fund     Stock Fund  Fund        Fund      Fund        Fund     Stock Fund      Total
Additions to net assets
      attributable to:
  Investment income:
    Net appreciation
     (depreciation)
     of investments                        $ 17,629  $   (715)  $ 12,604   $ 5,108    $ 24,196   $  16,187  $ (5,813)    $   69,196
    Interest                         13                    89        238                                         941          1,407
    Dividends                                           1,385                                                 14,654         16,039
                                --------   --------   -------   --------   --------   --------   --------   --------     ----------
                                     139     17,629       759     12,842      5,108     24,196     16,187      9,782         86,642
                                --------   --------   -------   --------   --------   --------   --------   --------     ----------
  Contributions and deferrals:
    Employee deferrals           127,218    516,425    93,354    344,118    231,299    592,124    395,920                 2,300,458
    Employer contributions                                                                                   988,061        988,061
                                --------   --------   -------   --------   --------   --------   --------   --------     ----------
                                 127,218    516,425    93,354    344,118    231,299    592,124    395,920    988,061      3,288,519
                                --------   --------   -------   --------   --------   --------   --------   --------     ----------
          Total additions        127,357    534,054    94,113    356,960    236,407    616,320    412,107    997,843      3,375,161
                                --------   --------   -------   --------   --------   --------   --------   --------     ----------
Interfund transfers                   (5)       (33)      166         (4)       (20)       (63)       (41)                      --
                                --------   --------   -------   --------   --------   --------   --------   --------     ----------
Increase in net assets           127,352    534,021    94,279    356,956    236,387    616,257    412,066    997,843      3,375,161

Net assets available for plan
  benefits, beginning of year                                                                                                   --
                                --------   --------   -------   --------   --------   --------   --------   --------     ----------
Net assets available for plan
  benefits, end of year         $127,352   $534,021   $94,279   $356,956   $236,387   $616,257   $412,066   $997,843     $3,375,161
                                ========   ========   =======   ========   ========   ========   ========   ========     ==========

          All plan investments are included under the Master Trust. At December 31, 1997, assets of the Plan represented less than 1% of the total assets under the Master Trust. The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                           Fixed                     Raytheon
                                          Income        Equity     Common Stock   Stock Index   Balanced      Magellan
                                           Fund          Fund         Fund          Fund         Fund          Fund
Assets:
  Investments:
    At contract value:
       Bankers Trust*                  $351,035,073
       Prudential Insurance
          Company of America*           217,731,699
       Metropolitan Life
          Insurance Company*            371,123,080

   At fair value:
      Fidelity Equity Income Fund*                   $782,799,011
      Raytheon Company Common Stock*                               $745,980,294
      BT Pyramid Equity Index Fund*                                              $484,781,406
      Fidelity Balanced Fund                                                                   $117,556,481
      Fidelity Magellan Fund                                                                                 $91,863,155
      Fidelity Blue Chip Fund
      Templeton Foreign I Fund
      Fidelity Investment
          Grade Bond Fund
      Fidelity Retirement
          Money Market Fund
      Loans receivable from
          participants
                                        ------------  ------------  ------------  ------------  ------------  -----------
          Total investments              939,889,852   782,799,011   745,980,294   484,781,406   117,556,481   91,863,155
                                        ------------  ------------  ------------  ------------  ------------  -----------
  Receivables:
    Employer contributions
    Accrued investment income and other
      receivables                                                      5,489,592     1,161,112

  Cash and cash equivalents                9,232,100                  13,498,051     4,761,268
                                        ------------  ------------  ------------  ------------  ------------  -----------
          Total assets                   949,121,952   782,799,011   764,967,937   490,703,786   117,556,481   91,863,155

Liabilities:
  Payable for outstanding purchases                                    6,340,318
  Accrued expenses and other payables                                  1,480,875     1,200,471
                                        ------------  ------------  ------------  ------------  ------------  -----------
          Total liabilities                                            7,821,193     1,200,471
                                        ------------  ------------  ------------  ------------  ------------  -----------
Net assets available for plan benefits  $949,121,952  $782,799,011  $757,146,744  $489,503,315  $117,556,481  $91,863,155
                                        ============  ============  ============  ============  ============  ===========
Percentage of Master Trust that
are plan assets of the Raytheon Salaried
Savings and Investment Plan                 ^              ^            ^              ^             ^             ^

*Represents more than 5% of net assets available for plan benefits
^Represents less than 1% of plan assets under the Master Trust
+ As of December 31, 1997, there were no loans outstanding in the Raytheon
  Salaried Savings and Investment Plan.

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and Retirement Money Market Fund are not available to the Raytheon Salaried Savings and Investment Plan.

                                       11
                                                     Templeton  Investment   Retirement
                                         Blue Chip   Foreign I    Grade     Money Market
                                          Fund          Fund    Bond Fund      Fund       Loan  Fund          Total
Assets:
  Investments:
    At contract value:
       Bankers Trust*                                                                                     $351,035,073
       Prudential Insurance
          Company of America*                                                                              217,731,699
       Metropolitan Life
          Insurance Company*                                                                               371,123,080

   At fair value:
      Fidelity Equity Income Fund*                                                                         782,799,011
      Raytheon Company Common Stock*                                                                       745,980,294
      BT Pyramid Equity Index Fund*                                                                        484,781,406
      Fidelity Balanced Fund                                                                               117,556,481
      Fidelity Magellan Fund                                                                                91,863,155
      Fidelity Blue Chip Fund         $136,586,123                                                         136,586,123
      Templeton Foreign I Fund                      $5,471,176                                               5,471,176
      Fidelity Investment
          Grade Bond Fund                                       $1,548,125                                   1,548,125
      Fidelity Retirement
          Money Market Fund                                                  $12,186,085                    12,186,085
      Loans receivable from
          participants                                                                    $166,395,767     166,395,767
                                       ------------  ----------  ----------  -----------  ------------  --------------
          Total investments             136,586,123   5,471,176   1,548,125   12,186,085   166,395,767   3,485,057,475
                                       ------------  ----------  ----------  -----------  ------------  --------------
  Receivables:
    Employer contributions                                                     4,015,100                     4,015,100
    Accrued investment income and other
     receivables                                                                                             6,550,704

  Cash and cash equivalents                                                                                 27,491,419
                                       ------------  ----------  ----------  -----------  ------------  --------------
          Total assets                  136,586,123   5,471,176   1,548,125   16,201,185   166,395,767   3,523,214,698

Liabilities:
  Payable for outstanding purchases                                                                          6,340,318
  Accrued expenses and other payables                                                                        2,681,346
                                       ------------  ----------  ----------  -----------  ------------  --------------
          Total liabilities                                                                                  9,021,664
                                       ------------  ----------  ----------  -----------  ------------  --------------
Net assets available for plan benefits $136,586,123  $5,471,176  $1,548,125  $16,201,185  $166,395,767  $3,514,193,034
                                       ============  ==========  ==========  ===========  ============  ==============
Percentage of Master Trust that
are plan assets of the Raytheon Salaried
Savings and Investment Plan                 ^             N/A          N/A       N/A            +             ^

*Represents more than 5% of net assets available for plan benefits
^Represents less than 1% of plan assets under the Master Trust
+ As of December 31, 1997, there were no loans outstanding in the Raytheon
  Salaried Savings and Investment Plan.

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and Retirement Money Market Fund are not available to the Raytheon Salaried Savings and Investment Plan.

                                       12
H.      Master Trust, Continued:

          The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1997:

                                    Fixed                      Raytheon       Stock
                                    Income        Equity        Common        Index       Balanced      Magellan    Blue Chip
                                     Fund          Fund       Stock Fund      Fund          Fund          Fund        Fund

Investment income:
  Net appreciation (depreciation)
     of investments               $  (191,924)  $132,974,182  $30,715,963  $109,162,707  $ 6,388,316  $ 9,026,047  $15,474,118
  Interest                         62,319,073                     673,934       312,511
  Dividends                                       42,443,971   11,118,152                 13,680,351    5,217,835    6,302,875
                                  -----------   ------------  -----------  ------------  -----------  -----------  -----------
Total investment income/(loss)    $62,127,149   $175,418,153  $42,508,049  $109,475,218  $20,068,667  $14,243,882  $21,776,993
                                  ===========   ============  ===========  ============  ===========  ===========  ===========

                                       13

                                  Templeton  Investment    Retirement
                                  Foreign I    Grade     Money Market     Loan
                                    Fund     Bond Fund      Fund          Fund         Total

Investment income:
  Net appreciation (depreciation)
     of investments               $(826,396)  $22,581                               $302,745,594
  Interest                                                             $10,848,204    74,153,722
  Dividends                         549,717    36,337      $266,835                   79,616,073
                                  ---------   -------      --------    -----------  ------------
Total investment income/(loss)    $(276,679)  $58,918      $266,835    $10,848,204  $456,515,389
                                  =========   =======      ========    ===========  ============
